UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 2, 2020

HESS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	No. 1-1204	No. 13-4921002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas

New York, New York 10036

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 997-8500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Incentive Plan

As previously disclosed, on March 3, 2020, the Compensation and Management Development Committee of the Board of Directors (the “Committee”) of Hess Corporation (the “Company”) approved 2020 incentive targets under the Company’s Annual Incentive Plan (the “Plan”) for the Company’s chief executive officer, chief financial officer and three other most highly compensated executive officers (the “Named Executive Officers”). Payouts under the Plan are determined based on attainment of such pre-established enterprise level metrics and individual performance objectives.

The COVID-19 pandemic, in conjunction with global oil market disruptions, has severely impacted demand for oil. In response, the Company has implemented a number of cost-saving measures, including reducing its E&P capital and exploratory budget for 2020 by 37% to $1.9 billion. The Committee observed that global economic conditions warranted changes to the previously approved 2020 annual incentive program. When assessing possible changes, the Committee focused on (i) finding opportunities to reduce the Company’s cash expense in-line with its other cost saving measures, and (ii) ensuring that the Plan continued to serve as a performance driver, with rigorous but attainable goals.

In support of these objectives, on June 2, 2020, the Committee determined to reduce the maximum payout under the Plan from 200% to 50% of target. In addition, the Committee approved adjustments to weightings and targets for certain annual enterprise-level metrics to reflect the Company’s shift in priorities given the economic crisis. Revised Plan targets are intended to preserve the rigor of initial 2020 incentive targets while responding decisively to the current disruptions in the global oil markets.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2020 annual meeting of stockholders (the “Meeting”) of the Company was held on June 3, 2020. The following is a summary of the matters voted upon at the Meeting and the voting results for each such matter:

Proposal 1 – Election of Directors . Each of the following ten director nominees was elected as a director for the ensuing one-year term or until his or her respective successor is elected or appointed, by the vote set forth below:

Name	For	Against	Abstain	Broker Non-Votes
Terrence J. Checki	263,343,393	5,296,971	276,716	12,070,117
Leonard S. Coleman, Jr.	264,615,293	4,052,840	248,947	12,070,117
Joaquin Duato	267,951,036	681,619	284,425	12,070,117
John B. Hess	264,778,583	3,997,478	141,019	12,070,117
Edith E. Holiday	230,269,846	38,105,879	541,355	12,070,117
Marc S. Lipschultz	265,824,166	2,832,110	260,804	12,070,117
David McManus	263,303,408	5,366,551	247,121	12,070,117
Kevin O. Meyers	264,931,715	3,745,780	239,585	12,070,117
James H. Quigley	265,836,312	2,833,094	247,674	12,070,117
William G. Schrader	266,417,754	2,253,205	246,121	12,070,117

Proposal 2 – Advisory Vote on Executive Compensation . The proposal to approve (on an advisory basis) the compensation of the Named Executive Officers, as disclosed in the Company’s 2020 proxy statement, received the vote of 93.5% of the shares present in person or represented by proxy and entitled to vote at the Meeting.

For	251,408,843
Against	17,021,154
Abstain	487,083
Broker Non-Votes	12,070,117

Proposal 3 – Ratification of Registered Public Accountants . The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2020 received the vote of 97.1% of the shares present in person or represented by proxy and entitled to vote at the Meeting.

For	272,789,282
Against	8,049,378
Abstain	148,537

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2020

HESS CORPORATION

By:	/s/ Timothy B. Goodell
Name:	Timothy B. Goodell
Title:	Executive Vice President, General Counsel and Corporate Secretary